                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- - --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             ASA International Ltd.
                (Name of Registrant as Specified In Its Charter)

                             ASA International Ltd.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- - --------------------------------------------------------------------------------

                             ASA INTERNATIONAL LTD.
                                10 SPEEN STREET
                        FRAMINGHAM, MASSACHUSETTS 01701

                                                                  March 31, 1995

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of ASA International Ltd. (the "Corporation") to be held on Friday, April 28, 1995 at 10:00 a.m. at the offices of the Corporation, 10 Speen Street, Framingham, Massachusetts 01701.

     At the Annual Meeting, you will be asked to (i) elect six (6) Directors of the Corporation, (ii) approve the Corporation's 1995 Stock Option Plan, and
(iii) ratify the selection of the Corporation's independent accountants.

     Details of the matters to be considered at the Annual Meeting are contained in the Proxy Statement, which we urge you to consider carefully.

     Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your Proxy.

                                            Sincerely,

                                            /s/ Alfred C. Angelone
                                            ----------------------
                                            ALFRED C. ANGELONE
                                            Chairman

                             ASA INTERNATIONAL LTD.
                                10 SPEEN STREET
                        FRAMINGHAM, MASSACHUSETTS 01701

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ASA INTERNATIONAL LTD. (the "Corporation"), a Delaware corporation, will be held on Friday, April 28, 1995 at 10:00 a.m. at the offices of the Corporation, 10 Speen Street, Framingham, Massachusetts 01701 for the following purposes:

          1. To elect six (6) members of the Board of Directors, each of whom is now a Director;

          2. To approve the Corporation's 1995 Stock Option Plan, under which 300,000 shares of Common Stock have been reserved for issuance;

          3. To ratify the selection of Deloitte & Touche as independent auditors for the Corporation for the fiscal year ending December 31, 1995; and

          4. To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 17, 1995, as the record date for the determination of stockholders entitled to notice of and vote at the meeting and any adjournment or adjournments thereof.

     We hope that all stockholders will be able to attend the meeting in person. To assure that a quorum is present at the April 28th meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the meeting. A postage-prepaid envelope, addressed to American Securities Transfer, Inc., the Corporation's transfer agent and registrar, has been enclosed for your convenience. If you attend the meeting, your Proxy will, at your request, be returned to you and you may vote your shares in person.

                                            By Order of the Board of Directors

                                            PAUL D. BROUDE
                                            Assistant Secretary

Framingham, Massachusetts
March 31, 1995

                             ASA INTERNATIONAL LTD.
                                10 SPEEN STREET
                        FRAMINGHAM, MASSACHUSETTS 01701

                                 MARCH 31, 1995

                                PROXY STATEMENT

     The enclosed Proxy is solicited by the Board of Directors of ASA INTERNATIONAL LTD. (the "Corporation"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held at the offices of the Corporation, 10 Speen Street, Framingham, Massachusetts 01701 at 10:00 a.m. on Friday, April 28, 1995, and at any adjournment or adjournments thereof.

     Stockholders of record at the close of business on March 17, 1995, will be entitled to vote at the meeting or any adjournment thereof. On that date, 3,787,469 shares of Common Stock, $.01 par value, of the Corporation were issued and outstanding. The Corporation has no other voting securities.

     Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. A quorum for the meeting is a majority of the shares outstanding. The election of Directors will be determined by a plurality of the votes cast. The other proposals to be voted upon by the stockholders of the Corporation require the votes of a majority of the Common Stock present at the meeting for passage. Abstentions and broker non-votes (which result when a broker holding shares for a beneficial holder in "street name" has not received timely voting instructions on certain matters from such beneficial holder and the broker does not have discretionary voting power on such matters) are counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulation of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     THE DIRECTORS AND OFFICERS OF THE CORPORATION AS A GROUP OWN APPROXIMATELY 40.0% OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION. EACH OF THE DIRECTORS AND OFFICERS HAS INDICATED HIS INTENT TO VOTE ALL SHARES OF COMMON STOCK OWNED OR CONTROLLED BY HIM IN FAVOR OF EACH ITEM SET FORTH HEREIN.

     Execution of a Proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. The Proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the Annual Meeting or by giving to the Secretary a duly executed Proxy bearing a later date than the Proxy being revoked at any time before such Proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed Proxies received in time for the meeting will be voted as specified therein. In the absence of a special choice, shares will be voted in favor of the election of Directors of those persons named in this Proxy Statement and in favor of all other items set forth herein.

     The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be taken, such shares represented by all Proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the person named in the Proxies. The Board of Directors knows of no matter to be acted upon at the meeting that would give rise to appraisal rights for dissenting stockholders.

     An annual report containing financial statements for the fiscal year ended December 31, 1994, is being mailed herewith to all stockholders entitled to vote. This Proxy Statement and the accompanying Proxy were first mailed to stockholders on or about March 31, 1995.

                                   ITEM NO. 1

                             ELECTION OF DIRECTORS

     The Directors of the Corporation are elected annually and hold office until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified. Shares represented by all Proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual Director, or for all Directors, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unwilling to serve, but if such should be the case, Proxies will be voted for the election of some other person or for fixing the number of Directors at a lesser number.

     The following table sets forth the age of each nominee, the year each nominee was elected a Director and the positions presently held by each nominee with the Corporation. For information about ownership of the Corporation's Common Stock by each nominee, see "Beneficial Ownership of Common Stock."

                                                     YEAR NOMINEE
                                                     FIRST BECAME       POSITIONS AND OFFICES
                    NAME                      AGE      DIRECTOR          WITH THE CORPORATION
- - --------------------------------------------  ----   -------------   ----------------------------
Alfred C. Angelone..........................   56        1982        Chairman of the Board, Chief
                                                                     Executive Officer and
                                                                     Treasurer
Christopher J. Crane........................   48        1982        Director, President
                                                                     and Secretary
John M. Grogan..............................   38        1992        Director
William A. Kulok............................   54        1993        Director
James P. O'Halloran.........................   62        1991        Director
Gordon J. Rollert...........................   60        1992        Director

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers, Directors and persons who beneficially own more than ten percent (10%) of the Corporation's stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the Securities and Exchange Commission (the "Commission") and any national securities exchange on which the Corporation's securities are registered. Executive officers, Directors and greater than ten percent (10%) beneficial owners are required by the Commission's regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Corporation and written representations from the executive officers and Directors, the Corporation believes that all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten percent (10%) beneficial owners were complied with during the fiscal year ended December 31, 1994.

     None of the Directors of the Corporation are related by blood, marriage, or adoption to any of the Corporation's Directors or executive officers. All of the current Directors of the Corporation attended at least 75% of the meetings of the Board of Directors and the committees on which they served during 1994.

     The Board of Directors has appointed an Executive Committee presently comprised of Messrs. Angelone and Crane. Each of Messrs. Szklanka, Croswell, McCarthy, Askin and Ellman, the Corporation's Corporate Vice President and President of the Tire Systems and International Trade operating groups, Vice President of the Tire Systems Group, the Vice President and Controller, the President of the Corporation's CommercialWare Division, and the Executive Vice President of the Corporation's CommercialWare Division, respectively, serves as an ex-officio member of the Executive Committee. The Executive Committee is authorized to take any action that the Board of Directors is authorized to act upon with the exception of the issuance of stock, the sale of all or substantially all of the Corporation's assets and any other significant corporate transactions for which full Board approval is required by Delaware law. Transactions with affiliates require the approval of a majority of the disinterested members of the Board of Directors or, if appropriate, the Executive Committee.

     The Board of Directors also has appointed a Compensation Committee presently comprised of Messrs. Grogan, Kulok and O'Halloran and an Audit Committee comprised of Messrs. Grogan and O'Halloran. The Compensation Committee is responsible for negotiating and approving compensation arrangements for certain officers and Directors. The Audit Committee reviews the Corporation's financial results and recommends the selection of the Corporation's independent auditors. To date, no other committee of the Board of Directors, including a nominating committee, has been established.

     The Board of Directors and the Executive Committee met four and eleven times, respectively, during 1994. The Audit Committee and the Compensation Committee each met one time during 1994.

     In February 1994, the Board of Directors appointed a Special Committee to consider strategic alternatives to maximize the value of the Corporation's business for its stockholders. The Special Committee was composed of Messrs. Grogan, Kulok, O'Halloran and Rollert, the four outside Directors, and was chaired by Mr. Grogan. One of the alternatives considered by the Special Committee was a preliminary proposal to acquire the Corporation's businesses other than its Business Systems Division and SmartTime electronic time recording product line submitted by Messrs. Angelone and Crane, the Corporation's Chief Executive Officer and President, respectively. On May 9, 1994, the Special Committee announced that it had decided not to pursue the preliminary proposal submitted by Messrs. Angelone and Crane. The Special Committee's decision was made after consultation with an investment banking firm that had served as an independent financial adviser to the Committee. In May 1994, the Board of Directors decided to dissolve the Special Committee, as no further proposals were to be evaluated at that time. The Board of Directors, however, continues to evaluate ways to maximize the value of the Corporation's business for its stockholders. The Special Committee met two times during February 1994 through May 1994.

  Occupations of Directors and Executive Officers

     The following table sets forth the principal occupation of each of the Directors and executive officers during the past five years:

                                             PRINCIPAL OCCUPATION DURING
         NAME                                      PAST FIVE YEARS
- - -----------------------  -------------------------------------------------------------------
Alfred C. Angelone.....  Chairman, Chief Executive Officer and Treasurer of the Corporation.
Christopher J. Crane...  President and Secretary of the Corporation.
John M. Grogan.........  Managing Director, Corporate Finance Advisors, a privately-held investment banking firm; formerly Managing Director, Corporate
                         Finance, Shawmut National Corporation.
William A. Kulok.......  President of Kulok Capital, Inc., a privately-held venture capital firm.
James P. O'Halloran....  President of The Janus Group, Ltd., a privately-held consulting firm; formerly Vice President, Private Equity Managers, a
                         privately-held venture capital firm; and formerly Partner, Arthur
                         Andersen & Co.
Gordon J. Rollert......  Investment Manager, Standard Asset Group L.P., a privately-held investment management firm.
Terrence C. McCarthy...  Corporation's Vice President and Controller.
Eli Szklanka...........  Corporation's Vice President and President of Tire Systems and
                         International Trade Operating Groups.

  Executive Officers

     The executive officers of the Corporation, their ages and positions held in the Corporation are as follows:

                                                  YEAR
                                              FIRST BECAME             POSITIONS AND OFFICES
             NAME                   AGE          OFFICER                WITH THE CORPORATION
- - ------------------------------      ----      -------------       --------------------------------
Alfred C. Angelone............       56         1982              Chief Executive Officer
Christopher J. Crane..........       48         1982              President
Terrence C. McCarthy..........       44         1989              Vice President and Controller
Eli Szklanka..................       44         1990              Vice President

CERTAIN TRANSACTIONS

     During the fiscal year ended December 31, 1994, the Corporation advanced an aggregate of approximately $119,700 to Mr. Angelone, the Corporation's Chief Executive Officer. Mr. Angelone repaid approximately $45,500 and $14,250 to the Corporation on January 26, 1995 and March 12, 1995, respectively. As of March 17, 1995, the outstanding balance of short-term advances owed by Mr. Angelone to the Corporation totalled approximately $70,150. Short-term advances made to Mr. Angelone by the Corporation do not bear interest.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth, as of March 17, 1995, certain information with respect to the beneficial ownership of Common Stock by (i) each person known by the Corporation to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the Corporation's Directors and nominees to become Directors, and (iii) all Directors and nominees and officers as a group. Except as otherwise indicated, the stockholders listed on the table have sole voting and investment power with respect to the shares indicated. As of March 17, 1995, the Corporation had 1,501 stockholders of record.

NAME AND ADDRESS                                                   NUMBER OF SHARES       PERCENTAGE
OF BENEFICIAL OWNER                                               BENEFICIALLY OWNED     OF CLASS(1)
- - ----------------------------------------------------------------  ------------------     ------------
Alfred C. Angelone(2)(3)........................................         930,164             23.2
  303 Hillside Street
  Milton, MA 02186
Christopher J. Crane(2)(4)......................................         924,132             23.2
  283 Littleton Road
  Harvard, MA 01451
John M. Grogan(5)...............................................           9,000                *
  60 Cedar Lane
  Westwood, MA 02090
William A. Kulok(5).............................................          48,000              1.3
  116 Echo Drive
  Jupiter, FL 33458
James P. O'Halloran(6)..........................................          22,000                *
  105 Spring Street
  Arlington, MA 02174

NAME AND ADDRESS                                                   NUMBER OF SHARES       PERCENTAGE
OF BENEFICIAL OWNER                                               BENEFICIALLY OWNED     OF CLASS(1)
- - ----------------------------------------------------------------  ------------------     ------------
Gordon J. Rollert(7)............................................          23,785                *
  55 William Street
  Suite G40
  Wellesley, MA 02181
Eli Szklanka(8).................................................          43,936              1.2
  P.O. Box 167
  Silver Lake, NH 03875
All Directors and officers as a group (8 persons)
  (2)(3)(4)(5)(6)(7)(8)(9)......................................       2,009,894             47.0
- - ---------------

* Less than 1%.

(1) This percentage is computed on the basis that the stockholder's options have been exercised but that no other options or warrants have been exercised.

(2) Includes 24,535 shares of Common Stock owned by ASA Investment Partnership, of which Messrs. Angelone and Crane are general partners.

(3) Includes 225,000 shares of Common Stock underlying non-qualified stock options that are exercisable within 60 days of the date of this Proxy Statement.

(4) Includes 195,000 shares of Common Stock underlying non-qualified stock options that are exercisable within 60 days of the date of this Proxy Statement.

(5) Includes 8,000 shares of Common Stock underlying non-qualified stock options that are exercisable within 60 days of the date of this Proxy Statement, but excludes an additional 12,000 shares of Common Stock underlying non-qualified stock options that are not so exercisable.

(6) Includes 20,000 shares of Common Stock underlying non-qualified stock options that are exercisable within 60 days of the date of this Proxy Statement, but excludes an additional 5,000 shares underlying non-qualified stock options that are not so exercisable.

(7) Includes 12,000 shares of Common Stock underlying non-qualified stock options that are exercisable within 60 days of the date of this Proxy Statement, but excludes an additional 8,000 shares of Common Stock underlying non-qualified stock options that are not so exercisable.

(8) Includes 20,000 shares of Common Stock underlying incentive stock options that are exercisable within 60 days of the date of this Proxy Statement.

(9) Includes 2,804 shares of Common Stock owned by an executive officer of the Corporation and 6,073 shares of Common Stock underlying incentive stock options that are exercisable by the officer within 60 days of the date of this Proxy Statement, but excludes an additional 1,000 shares of Common Stock underlying incentive stock options that are not so exercisable.


                       REMUNERATION AND OTHER INFORMATION

     The following tables set forth the compensation paid to the Corporation's officers with respect to services rendered to the Corporation during the fiscal years ended December 31, 1994, 1993 and 1992 ("Fiscal Year 1994, 1993 and 1992", respectively).

                           SUMMARY COMPENSATION TABLE

                                                                                                             LONG-TERM
                                                                                                            COMPENSATION
                                                                                                            ------------
                                                                  ANNUAL COMPENSATION
                                                   --------------------------------------------------          AWARDS
                                                                                            OTHER           ------------
                                                                                            ANNUAL           SECURITIES
                                                              SALARY        BONUS        COMPENSATION        UNDERLYING
           NAME AND PRINCIPAL POSITION             YEAR        $(1)           $              $(2)            OPTIONS(#)
- - -------------------------------------------------  ----       -------       ------       ------------       ------------
Alfred C. Angelone...............................  1994       236,578            0          143,551                  0
  Chief Executive Officer                          1993       234,575            0           94,935            115,000
                                                   1992       228,015       25,000           97,660                  0
Christopher J. Crane.............................  1994       231,269            0          106,072                  0
  President                                        1993       231,392            0           62,717             85,000
                                                   1992       226,633       25,000           46,052                  0
Eli Szklanka.....................................  1994       139,495            0           24,273                  0
  Vice President                                   1993       130,339            0           26,817                  0
                                                   1992       136,727            0           13,607                  0
- - ---------------

(1) Amounts shown indicate cash compensation received by executive officers, value related to personal use of leased automobiles and the imputed value of life insurance provided to each employee and recorded as compensation for tax purposes. All officers' salaries are subject to periodic review by the Board of Directors.

(2) Includes automobile expenses, premium payments on insurance policies (net of any increases in cash surrender value accruing to the Corporation) and club dues. Each officer is also entitled to a car allowance, club dues, reimbursement of business related expenses, life insurance coverage and certain severance benefits in the event of termination of employment. The Corporation does not have a pension plan. In Fiscal Years 1994, 1993 and 1992, the Corporation made no awards of Restricted Stock and did not have a Long-Term Incentive Plan. In Fiscal Years 1994 and 1992, the Corporation did not grant any stock options to Messrs. Angelone, Crane or Szklanka. On February 8, 1993, the Corporation granted Messrs. Angelone and Crane non-qualified stock options to purchase 115,000 and 85,000 shares of Common Stock, respectively, that are exercisable through February 7, 2003 at an exercise price of $1.44 per share.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

             (A)                  (B)         (C)             (D)                    (E)
           ------              ---------   ---------   --------------------   --------------------
                                                            NUMBER OF               VALUE OF
                                                            SECURITIES            UNEXERCISED
                                SHARES                      UNDERLYING            IN-THE-MONEY
                               ACQUIRED                     OPTIONS AT             OPTIONS AT
                                  ON         VALUE       FISCAL YEAR-END        FISCAL YEAR-END
                               EXERCISE    REALIZED        EXERCISABLE/           EXERCISABLE/
            NAME                  (#)         ($)        UNEXERCISABLE(#)     UNEXERCISABLE($)(1)
- - -----------------------------  ---------   ---------   --------------------   --------------------
Alfred C. Angelone...........     N/A         N/A            225,000/0             $ 33,000/0
Christopher J. Crane.........     N/A         N/A            195,000/0             $ 33,000/0
Eli Szklanka.................     N/A         N/A             20,000/0             $  6,000/0

(1) In-the-Money options are those options for which the fair market value of the underlying Common Stock is greater than the per share exercise price of the option. Messrs. Angelone and Crane each currently have options to purchase 110,000 shares of Common Stock at a per share exercise price of $.89. In addition, Messrs. Angelone and Crane have options to purchase 115,000 and 85,000 shares of Common Stock, respectively, at a per share exercise price of $1.44. Mr. Szklanka's options listed carry an exercise price of


    $.89 per share. The fair market value of the Corporation's Common Stock underlying the options as of December 31, 1994 was $1.19 (NASDAQ/NMS closing price on December 31, 1994).

COMPENSATION OF EXECUTIVE OFFICERS

     Messrs. Angelone and Crane each receive a present annual salary of approximately $225,000. Mr. Szklanka is presently being paid approximately $140,000 per annum. All officers' salaries are subject to periodic review by the Board of Directors.

COMPENSATION OF DIRECTORS

     During Fiscal Year 1994, Messrs. Grogan, Kulok and O'Halloran each received cash compensation of $1,000, plus travel expenses, per meeting attended, for their services as Directors. No other Directors received any cash compensation for their services as Directors. During Fiscal Year 1994, none of the Directors received stock options from the Corporation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors established a Compensation Committee on March 18, 1992. Members of the Compensation Committee are Messrs. Grogan, Kulok and O'Halloran, outside Directors of the Corporation. None of the executive officers of the Corporation have served on the board of directors of any other entity that has had any of such entity's officers serve either on the company's board of directors or compensation committee. During Fiscal Year 1994, the entire Board of Directors participated in deliberations of the Board of Directors concerning executive officer compensation.

REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") is responsible for setting and administering the policies that govern annual compensation as well as short-term and long-term incentives for the Corporation's executive officers. Following review and approval of compensation policies by the Committee, all issues pertaining to executive compensation are submitted to the Board of Directors for approval.

     The Committee believes that the primary objectives of the Corporation's compensation policies are to attract and retain a management team that can effectively implement and execute the Corporation's strategic business plan. These compensation policies include (a) an overall management compensation program that is competitive with management compensation programs at companies of similar size; and (b) long-term incentive compensation in the form of stock options and other long-term equity compensation that will encourage management to continue to focus on stockholder return.

     The Committee's goal is to use compensation policies to closely align the interest of the Corporation with the interests of stockholders in that the Corporation's management have incentives to achieve short-term performance goals while building long-term value for the Corporation's stockholders. The Committee will review its compensation policies from time to time in order to determine the reasonableness of the Corporation's compensation programs and to take into account factors which are unique to the Corporation.

     The Committee reviewed compensation studies prepared by national accounting firms as well as reported compensation packages for officers of companies in the New England area. The Committee did not compare compensation paid to executive officers in the Corporation's industry group as many of these businesses are much larger than the Corporation. Based upon these studies, the Committee believes that the compensation package proposed for the Corporation's senior management is at mid-level for officers of similar sized companies.

BASE SALARIES

     In Fiscal Year 1994, Mr. Angelone's base salary was approximately $225,000. Mr. Angelone received cash compensation in the amount of $236,600 for Fiscal Year 1994 as compared to approximately $234,600 in Fiscal Year 1993, which amount includes cash compensation, value related to personal use of a leased vehicle, and the imputed value of life insurance. Based upon the reports described above, the Committee believes that Mr. Angelone's salary reflects base salaries paid to senior officers of similar sized companies and also reflects improvements in the Corporation's financial performance to date.

COMPENSATION FOR CHIEF EXECUTIVE OFFICER

     The changes in compensation for Mr. Angelone, as described above, were based upon careful analysis of other comparable public companies Chief Executive Officer's compensation and Mr. Angelone's efforts on behalf of the Corporation. In addition to directing the affairs of the Corporation, Mr. Angelone was instrumental in the following areas: identifying strategic acquisitions and establishing critical strategic partnerships with vendors and distribution channels. These changes were also designed to reward Mr. Angelone for future economic performance based upon improvements in profitability and increased values in the Corporation's Common Stock.

                                            Compensation Committee Members
                                            John M. Grogan
                                            William A. Kulok
                                            James P. O'Halloran

                                            Board of Directors
                                            Alfred C. Angelone
                                            Christopher J. Crane
                                            John M. Grogan
                                            William A. Kulok
                                            James P. O'Halloran
                                            Gordon J. Rollert

December 19, 1994

PERFORMANCE GRAPH

  COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG ASA INTERNATIONAL LTD.,
                NASDAQ MARKET INDEX AND PEER GROUP INDEX.

      MEASUREMENT PERIOD         ASA INTERNA-     PEER GROUP     NASDAQ MARKET
    (FISCAL YEAR COVERED)         TIONAL LTD.        INDEX           INDEX
1989                                100             100             100
1990                                 29.33           81.21           81.12
1991                                 25.33           97.02          104.14
1992                                 32.00           82.56          105.16
1993                                 37.33           66.27          126.14
1994                                 36.17           10.98          132.44

     Assumes $100 investment on January 1, 1990 and the reinvestment of dividends through the fiscal year ended December 31, 1994.

     The Corporation chose as a peer group Barrister Information Systems Corp. and Delphi Information Systems, Inc., other companies in the networked automation systems industry.

                                   ITEM NO. 2

                PROPOSAL TO APPROVE THE CORPORATION'S 1995 STOCK
            OPTION PLAN, UNDER WHICH 300,000 SHARES OF COMMON STOCK
                        HAVE BEEN RESERVED FOR ISSUANCE

     On February 1, 1995, the Board of Directors proposed and approved a 1995 Stock Option Plan (the "1995 Plan") that provides for the granting to employees, officers, Directors, consultants and non-employees (other than non-employee Directors) of the Corporation of options to purchase up to 300,000 shares of Common Stock, $.01 par value per share. The Board of Directors believes that the 300,000 shares reserved under the 1995 Plan will be needed in the foreseeable future in order to attract, keep and motivate key employees.

THE PLAN

     Options under the 1995 Plan may be either "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options. Incentive stock options may be granted only to employees of the Corporation, while non-qualified options may be issued to non-employee Directors, employees, consultants and any other non-employees of the Corporation.

     The 1995 Plan is administered by disinterested members (as defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended) of the Board of Directors. Their duties involve determining those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option, and the option price.

     The per share exercise price of the Common Stock subject to incentive stock options granted pursuant to the 1995 Plan may not be less than the fair market value of the Common Stock on the date the option is granted. The 1995 Plan provides that the aggregate fair market value (determined as of the date the option is granted) of the Common Stock that first becomes exercisable by any employee in any one calendar year pursuant to the exercise of incentive stock options may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him or her, more than 10% of the total combined voting power of all classes of stock of the Corporation (a "10% Stockholder") shall be eligible to receive any incentive stock options under the 1995 Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of grant.

     No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. If an incentive stock option optionee (an "ISO optionee") ceases to be employed by the Corporation, other than by reason of death or disability, the ISO optionee will have three months after such termination to exercise the option. If an ISO optionee ceases to be employed by the Corporation by reason of death or disability, his or her ISO may be exercised, to the extent of the number of shares which could have been exercised by the optionee on the date of his or her death or disability, for one year from the date of such death or disability.

     Options under the 1995 Plan must be granted within ten years from the effective date of the 1995 Plan. The incentive stock options granted under the 1995 Plan cannot be exercised more than ten years from the date of grant except that incentive stock options issued to a 10% Stockholder are limited to five year terms.

     All options granted under the 1995 Plan provide for the payment of the exercise price in cash or by delivery to the Corporation of shares of Common Stock of the Corporation already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than his or her original shares.

     Any unexercised options that expire or that terminate upon an employee's ceasing to be employed with the Corporation become available once again for issuance.

FEDERAL INCOME TAX CONSEQUENCES

     Under the 1995 Plan, no tax obligation will arise for the optionee or the Corporation upon the granting of incentive stock options, or non-qualified stock options whose exercise price is equal to or greater than fair market value. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value on the date of exercise of the stock acquired over the exercise price of the option. Thereupon, the Corporation will be entitled to a tax deduction (as a compensation expense) in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the stock generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Corporation. The taxable event arising from the exercise of non-qualified stock options by officers of the Corporation subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, occurs on the later of the date on which the option is exercised or the date six months after the date the option was granted unless the optionee elects, within thirty (30) days of the date of exercise, to recognize ordinary income as of the date of exercise. The income recognized at the end of any deferred period will include any appreciation in the value of the stock during that period and the capital gain holding period will not begin to run until the completion of such period.

     Upon the exercise of an incentive stock option, an optionee recognizes no immediate taxable income. The tax cost is deferred until the optionee ultimately sells the shares of stock. If the optionee does not dispose of the option shares within two years from the date the option was granted and within one year after the exercise of the option, and the option is exercised no later than three months after the termination of the optionee's employment, the gain on the sale will be treated as long-term capital gain. Subject to limitations in the 1995 Plan, certain of these holdings periods and employment requirements may be liberalized in the event of the optionee's death or disability while employed by the Corporation. The Corporation is not entitled to any tax deduction, except that if the stock is not held for the full term of the holding period outlined above, the gain on the sale of such stock, being the lesser of (i) the fair market value of the stock on the date of exercise minus the option price, or
(ii) the amount realized on disposition minus the option price, will be taxed to the optionee as ordinary income and the Corporation will be entitled to a deduction in the same amount. Any additional gain or loss realized by an optionee upon disposition of the stock prior to the expiration of the full term of the holder period outlined above generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Corporation. The "spread" upon exercise of an incentive stock option constitutes a tax preference item within the computation of the "alternative minimum tax" under the Code. The tax benefits which might otherwise accrue to an optionee may be affected by the imposition of the alternative minimum tax if applicable to the optionee's individual circumstances.

EFFECT OF STOCKHOLDER APPROVAL

     Pursuant to the terms of the 1995 Plan, all provisions relating to incentive stock options ("ISOs") are subject to the approval of the Corporation's stockholders within 12 months of the date on which the plan was adopted by the Board of Directors. If the 1995 Plan is not approved by the stockholders at the Annual Meeting, all provisions relating to ISOs will be void. However, all provisions of the 1995 Plan, exclusive of those that relate to ISOs, will remain in full force and effect and any ISOs granted will automatically convert into non-qualified options, retroactive to their date of issuance.

RECOMMENDATION AND VOTE

     The Board of Directors believes that the approval of the Corporation's 1995 Plan is advisable and in the best interests of the Corporation. Accordingly, the Board of Directors recommends a vote FOR the approval of Item No. 2.

                                   ITEM NO. 3

                ACCOUNTING MATTERS AND RATIFICATION OF AUDITORS

     The persons named in the enclosed Proxy will vote to ratify the selection of Deloitte & Touche as independent auditors for the fiscal year ending December 31, 1995 unless otherwise directed by the stockholders. A representative of Deloitte & Touche is expected to be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement and answer questions from stockholders, if he so desires.

                              FINANCIAL STATEMENTS

     The annual report of the Corporation, including financial statements of the Corporation for the fiscal year ended December 31, 1994, is provided to the stockholders herewith.

                               VOTING AT MEETING

     The Board of Directors has fixed March 17, 1995, as the record date for the determination of stockholders entitled to vote at this meeting. At the close of business on that date, 3,787,469 shares of the Corporation's Common Stock, $.01 par value, were outstanding and entitled to vote.

                            SOLICITATION OF PROXIES

     The cost of solicitation of Proxies will be borne by the Corporation. In addition to the solicitation of Proxies by mail, officers and employees of the Corporation may solicit in person or by telephone. The Corporation may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expense in sending Proxies and Proxy material to beneficial owners.

                              REVOCATION OF PROXY

     Subject to the terms and conditions set forth herein, all Proxies received by the Corporation will be effective, notwithstanding any transfer of the shares to which such Proxies relate, unless prior to the meeting the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                             STOCKHOLDER PROPOSALS

     In order to be included in proxy material for the 1996 Annual Meeting, tentatively scheduled to be held on Friday, April 26, 1996, stockholders' proposed resolutions must be received by the Corporation on or before January 26, 1996. It is suggested that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Corporation.

                                 MISCELLANEOUS

     The management does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying Proxy to vote, or otherwise act, in accordance with his judgment on such matters.

                                            By Order of the Board of Directors

                                            PAUL D. BROUDE
                                            Assistant Secretary

March 31, 1995

     THE MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THIS MEETING. WHETHER OR NOT YOU PLAN TO ATTEND YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                             ASA INTERNATIONAL LTD.
                            PROXY FOR ANNUAL MEETING
                          TO BE HELD ON APRIL 28, 1995
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   THE UNDERSIGNED hereby appoints Alfred C. Angelone as Proxy with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of ASA INTERNATIONAL LTD., to be held at the Corporation's offices, located at 10 Speen Street, Framingham, Massachusetts 01701, on Friday, April 28, 1995 at 10:00 a.m., and at any adjournment or adjournments thereof, upon and with respect to all shares of the Common Stock of the Corporation to which the undersigned would be entitled to vote and act if personally present. The undersigned hereby directs Alfred C. Angelone to vote in accordance with his judgement on any matters that may properly come before the meeting, all as indicated in the notice of the meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned:

   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2 AND 3.

   (1) Proposal to elect six (6) members of the Board of Directors of the Corporation.

       INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE STRIKE SUCH NOMINEE'S NAME FROM THE LIST BELOW.

       / / FOR ALL nominees listed below (except as marked to the contrary below).

       / / AGAINST ALL nominees listed below.

       / / WITHHOLD AUTHORITY to vote for all nominees listed below.

  Alfred C. Angelone, Christopher J. Crane, John M. Grogan, William A. Kulok,
                   James P. O'Halloran and Gordon J. Rollert.

   (2) Proposal to approve the Corporation's 1995 Stock Option Plan, under which 300,000 shares of Common Stock have been reserved for issuance.

             / / FOR             / / AGAINST             / / ABSTAIN

   (3) Proposal to ratify the selection of Deloitte & Touche as the independent auditors of the Corporation for the fiscal year ending December 31, 1995.

             / / FOR             / / AGAINST             / / ABSTAIN

             MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

   (4) In his discretion to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR AND IN FAVOR OF THE ITEMS SET FORTH ABOVE UNLESS A CONTRARY SPECIFICATION IS MADE.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.
                                                 Dated:                   , 1995

                                                 -------------------------------
                                                           (Signature)

                                                 -------------------------------
                                                  (Signature, if held jointly)

                                                 -------------------------------
                                                         (Printed Name)

                                                 -------------------------------
                                                            (Address)

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If a corporation, please sign in full corporate name by an authorized officer and indicate the signer's office. If a partnership, sign in the partnership name by authorized person.